UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): August 3, 2021 (July 29, 2021)

OneMain Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36129	27-3379612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 N.W. Second Street
Evansville, Indiana 47708
(Address of principal executive offices)(Zip Code)

(812) 424-8031
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OMF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On July 29, 2021, OneMain Holdings, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with OMH (ML), L.P., an entity managed by affiliates of Apollo Global Management, Inc., in its capacity as selling stockholder (the “Selling Stockholder”), and Barclays Capital Inc., as underwriter (the “Underwriter”), in connection with the offer and sale by the Selling Stockholder of up to 10,925,000 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company (including up to 1,425,000 shares pursuant to the Underwriter’s option to purchase additional shares of Common Stock as set forth in Section 2(b) of the Underwriting Agreement). On July 30, 2021, the Underwriter exercised in full its option to purchase additional shares of Common Stock, and on August 3, 2021, the offering and sale of 10,925,000 Shares by the Selling Stockholder to the Underwriter was completed.

Also pursuant to the Underwriting Agreement, on August 3, 2021, the Company purchased from the Underwriter 1,700,000 of the Shares that were sold by the Selling Stockholder in the offering, at a purchase price of $58.36 per share, which is equal to the price at which the Underwriter purchased the Shares from the Selling Stockholder, resulting in an aggregate purchase price of $99.2 million (the “Concurrent Share Buyback”). The terms and conditions of the Concurrent Share Buyback were reviewed and approved by a special committee of the Company’s board of directors (the “Board”), comprised of independent and disinterested directors of the Company. The Concurrent Share Buyback was made pursuant to a new Board authorization and did not reduce availability under the Company’s stock repurchase program commenced during the second quarter of 2021.  The Concurrent Share Buyback was funded from Company cash on hand.  The Underwriter did not receive any compensation for the Shares repurchased by the Company.

The Underwriting Agreement contains customary representations, warranties, covenants and closing conditions. It also provides for customary indemnification by each of the Company, the Selling Stockholder and the Underwriter against certain liabilities and customary contribution provisions in respect of those liabilities. The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The offering and sale of the Shares were made pursuant to the Company’s effective automatic shelf registration statement (File No. 333-249937) and related prospectus supplement filed with the Securities and Exchange Commission.  In connection with the offering and sale of the Shares, Sidley Austin LLP provided the Company with the legal opinion filed as Exhibit 5.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

The Underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated July 29, 2021, among OneMain Holdings, Inc., OMH (ML), L.P., as the selling stockholder, and Barclays Capital Inc., as the underwriter.
5.1	Opinion of Sidley Austin LLP
23.1	Consent of Sidley Austin LLP (included as part of Exhibit 5.1 hereto).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEMAIN HOLDINGS, INC.

By:	/s/ Micah R. Conrad
Name:	Micah R. Conrad
Title:	Executive Vice President and Chief Financial Officer

Date:  August 3, 2021